Exhibit 99.1
Syncora Holdings Ltd. A.S. Cooper Building 26 Reid Street, 4th Floor Hamilton HM 11 Bermuda +441 295 7135 Phone +441 296 4351 Fax

News

SYNCORA HOLDINGS LTD. ANNOUNCES CLOSING OF TRANSACTIONS
WITH XL CAPITAL LTD AND MERRILL LYNCH & CO., INC.

Company to Hold Second Quarter 2008 Investor Call on August 12, 2008

Hamilton, Bermuda – August 5, 2008 – Syncora Holdings Ltd. (formerly known as Security Capital Assurance Ltd.) (NYSE: SCA) (“Syncora Holdings” or “the Company”) reported today that the previously announced transactions with XL Capital Ltd (“XL Capital”) pursuant to the Master Commutation, Release and Restructuring Agreement of July 28, 2008 and the related transactions intended to close concurrently with the XL transaction have closed today. The Company also reported that the previously announced transaction with Merrill Lynch & Co., Inc. pursuant to the agreement with Merrill Lynch dated July 28, 2008 also closed today. In addition, the waivers and related transactions under the Company’s Credit Agreement Amendment with its lenders, described in the Company’s press release of July 28, 2008, went into effect today.

In conjunction with the closing of the transaction with XL Capital and as contemplated by the Master Transaction Agreement, the following members of Syncora Holdings’ Board of Directors have resigned: Fred Corrado, Paul E. Hellmers, Gardner L. Grant, Jr., and Jonathan F. Bank.

Second Quarter Results Announcement and Investor Conference Call

Separately, the Company announced that it will release its second quarter 2008 results after the close of regular stock market hours on Monday, August 11, 2008. Paul S. Giordano, President and Chief Executive Officer, Syncora Holdings; Edward B. Hubbard, Executive Vice President, Syncora Holdings and President of Syncora Guarantee Inc.; and Elizabeth A. Keys, Senior Vice President and Chief Financial Officer, Syncora Holdings, will host an earnings conference call to discuss Syncora Holdings’ second quarter 2008 results on Tuesday, August 12, 2008 at 8:30 am Eastern Daylight Time (EDT).

To access the conference call, please dial +1 888-694-4702 (U.S.) or +1 973-582-2741 (International). Please ask to be connected to “Syncora Holdings’ Q2 2008 Investors Call” and provide the following passcode: 56950360. Syncora Holdings will also broadcast a live audio webcast of the conference call. The webcast will be available by visiting the “Investor Relations”

section of the Company’s website located at http://www.syncora.com. Following the investors conference call, an archive of the call will be available for 30 days by dialing +1 800-642-1687 (U.S.) or +1 706-645-9291 (International). The passcode for replay participants is: 56950360. The audio webcast of the conference call will also be archived for 30 days following the call in the “Investor Relations” section of the Company’s website located at http://www.syncora.com.

About Syncora Holdings Ltd.

Syncora Holdings Ltd. is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). Effective August 4, 2008, Security Capital Assurance Ltd’s name changed to Syncora Holdings Ltd. For more information please visit www.syncora.com.

Contact:

Investors Frank Constantinople +1 441-279-7450 frank.constantinople@scafg.com	Media Michael Gormley +1 441-279-7450 michael.gormley@scafg.com Michele Loguidice +1 212-333-3810 mloguidice@brunswickgroup.com

FORWARD-LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute "forward-looking" statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These factors include, but are not limited to: the outcome of the efforts to refund Jefferson County Alabama’s outstanding sewer system debt; the outcome of Syncora Holdings’ negotiations with third parties concerning the restructuring of Syncora Holdings; the decision by the New York Insurance Department and the Bermuda Monetary Authority or other regulators to take regulatory action with respect to Syncora Holdings’ operating subsidiaries at any time; recent and future rating agency statements and ratings actions; the outcome of our negotiations with the Financial Counterparties concerning the commutation, termination, amendment or otherwise restructuring of their credit default swap contracts; the Company’s ability to successfully implement its strategic plan; higher risk of loss in connection with obligations guaranteed by the Company due to recent deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; the suspension of writing substantially all new business and the Company’s ability to continue to operate its business in its historic form; developments in the world's financial and capital markets that adversely affect the performance of the Company's investments and its access to such markets; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit derivatives; the availability of capital and liquidity; the timing of claims payments and the receipt of reinsurance recoverables; greater frequency or severity of claims and loss activity including in excess of the Company’s loss reserves; changes in the Company’s reinsurance agreements with certain of its subsidiaries; the impact of provisions in business arrangements and agreements triggered by the ratings downgrades; the impact of other triggers in business arrangements including credit default swap contracts; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; possible downgrade of the Company’s reinsurers; possible default by the counterparties to the Company’s reinsurance arrangements; the Company’s ability to compete; changes that may occur in Company operations and ownership as the Company matures; and other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

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